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                                   FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report: May 4, 1998  Commission File Number 0-4539


                            TRANS-INDUSTRIES, INC.

            (Exact name of registrant as specified in its charter)


            Delaware                                       13-2598139
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification Number)


2637 S. Adams Road, Rochester Hills, MI                      48309
(Address of principal executive offices)                   (Zip Code)


                                (248) 852-1990
             (Registrant's telephone number, including area code)





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Item 5.  OTHER EVENTS.

        On May 4, 1998 Trans-Industries, Inc. announced that the Company's Board of Directors has declared a special dividend of $0.10 per share.

        The special dividend payment date is May 22, 1998 and is payable to shareholders of record on May 18, 1998. Trans-Industries, Inc. has 3,074,400 common shares outstanding.

        The Board declared the special dividend in conjunction with a previously announced U.S. District Court decision. The decision let stand essentially unmodified a prior damage award for approximately $3.0 million, which had been appealed by the defendant. The defendant, however, has decided to appeal the interest calculation on the damage award as determined by the court, which was approximately $1.1 million.

        The net proceeds from the award, excluding interest as well as taxes and certain contingent legal fees related to the lawsuit, totaled approximately $1.6 million and represent a one time gain of $0.53 per basic share, including the funds allocated for payment of the dividend. The Company received the payment of the damage award on May 1, 1998.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                TRANS-INDUSTRIES, INC.

Date: 5/4/98                                    Kai Kosanke
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                                                Kai Kosanke, Treasurer
                                                and Chief Financial Officer

Date: 5/4/98                                    Paul Clemo
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                                                Paul Clemo
                                                Assistant Treasurer